Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-4 of Vireo Growth Inc. of our report dated March 25, 2026, relating to the consolidated financial statements for the year ended December 31, 2025 for Planet 13 Holdings Inc. We also consent to the reference to our firm under the wording “Experts” in such Registration Statement.

/s/ DAVIDSON & COMPANY LLP

Chartered Professional Accountants

Vancouver, Canada

October 9, 2026